              EXHIBIT 10(h) TO SYMIX SYSTEMS, INC. 1998 FORM 10-K

                AMENDMENT TO THE PROGRESS SOFTWARE APPLICATION
                               PARTNER AGREEMENT

This AMENDMENT to the PROGRESS SOFTWARE APPLICATION PARTNER AGREEMENT is entered into as of July 1, 1997 (the "Effective Date"), by and between PROGRESS SOFTWARE CORPORATION, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC"), and SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation with its principal place of business at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("AP" or "Symix").

WHEREAS, PSC and AP entered into a Progress Software Application Partner Agreement effective as of February 8, 1995 (the "Agreement");

WHEREAS, PSC and AP desire to amend the terms and conditions of the Agreement to provide for special pricing for certain PSC products to be distributed in conjunction with certain AP PROGRESS-Registered Trademark--based applications; and

WHEREAS, PSC is willing to provide AP with such special pricing subject to the terms and conditions of this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.   The following terms as used herein shall have the following meanings:

     a) "NET LICENSE FEE" shall mean the then-current total license fee charged by AP to each customer for the Symix portion of the AP Covered Applications bundled with the Selected PSC Products in accordance with
          Section 6 below, net of any and all discounts, sales tax and shipping fees. The term "Net License Fee" shall not include revenue obtained by AP for hardware, implementation, training, customization, data conversion services, 1st year Annual License Fee ("Annual License Fee" is the name used by AP to refer to its maintenance and support services fee), or support services. For illustration purposes only, see EXHIBIT C for example order and calculations.

     b) "SELECTED PSC PRODUCTS" shall mean the PSC Versions 7 and 8 deployment products listed in EXHIBIT A.

     c) "COVERED APPLICATIONS" shall mean the PROGRESS-Registered Trademark--based AP application software modules listed in EXHIBIT B to this Amendment.

3. PSC PRODUCT LICENSES DISTRIBUTED BY AP PRIOR TO THE EFFECTIVE DATE OF THIS AMENDMENT. Except as otherwise set forth in Sections 8, 9 and 10 of this Amendment, the terms and conditions set forth in this Amendment shall not apply to PSC product licenses distributed by AP to its existing installed base prior to the Effective Date of this Amendment. Such PSC product licenses shall be subject to PSC's standard end-user license agreement which accompanied the PSC product and PSC's then-current standard maintenance and upgrade policies and price list. Notwithstanding the foregoing, in the event AP licenses additional Covered Applications to an existing AP customer such additional licenses (with or without additional Selected PSC Products) shall be subject to the terms and conditions set forth in this Amendment including but not limited to the PSC Product and Maintenance Royalty requirements specified herein.

4. AP'S DISTRIBUTION OF SELECTED PSC PRODUCTS DURING THE TERM OF THIS AMENDMENT. Notwithstanding anything to the contrary contained in the Agreement, the following terms and conditions shall apply to the distribution by AP of the Selected PSC Products in connection with the Covered Applications during the term of this Amendment:

     a) TERRITORY. AP shall have the right to distribute the Selected PSC products solely in conjunction with the deployment of the Covered Applications in North America subject to the terms and conditions of the Agreement and this Amendment.

     b) AP PRICING. AP will, in its sole discretion, establish and maintain a product price schedule setting forth the license fees for the Covered Applications. A copy of the current price schedule is attached hereto as EXHIBIT B. AP shall provide PSC with written notice of any updates to the above-mentioned price schedule in a timely fashion. Notwithstanding the foregoing, the special pricing terms and conditions set forth in this Amendment are based upon AP's pricing model set forth in EXHIBIT B. In the event AP makes substantial changes to its pricing model from the one set forth in EXHIBIT B, AP's license royalty fee and maintenance fee for the Selected PSC Product(s) deployed under such new pricing model shall be subject to change in PSC's sole discretion provided, however, that in no event shall such formulas be significantly different from the formulas set forth herein.

     c) AP'S AGREEMENT WITH ITS CUSTOMERS. The use of the Selected PSC Products by AP's customers shall be subject to the terms and conditions set forth in PSC's End-User Product License Agreement (a copy of which is attached hereto as EXHIBIT D).

     d) PSC LICENSE ROYALTIES. AP shall pay PSC a royalty equal to seventeen percent (17%)(the "Product Royalty") of the total sales price for the Symix portion of the Covered Application(s) licensed to its customers on or after the Effective Date of this Amendment, less any applicable customer discount. The 17% royalty described in the foregoing sentence is based upon the following royalties:

          (1) 14.5% of the total sales price for the Symix portion of the Covered Application as payment for the initial product license, and

          (2) 2.5% of the total sales price for the Symix portion of the Covered Application as payment for an initial 12 month term of generally available PSC maintenance.

          In the event AP pays royalties to PSC for initial license, initial maintenance and upgrade fees in excess of $1,920,000 in any one year period beginning on July 1st of each year and ending on June 30th of the following year, the royalty rate on such license and upgrade fees will drop from 17% to 16% during the remainder of such one year period. Except as otherwise set forth herein, PSC's license fees for any additional PSC Products ordered but not listed in EXHIBIT A will be calculated by using PSC's then-current price list less applicable Symix discount.

     e)   PSC MAINTENANCE ROYALTIES.

          i) INITIAL MAINTENANCE TERM. In connection with AP's initial distribution of Selected PSC Products in conjunction with each AP license of Covered Application(s) to an AP customer, PSC maintenance coverage for such Selected PSC Products during the initial maintenance term shall be subject to royalties specified in Section 4(d) above. The above-mentioned fee is based upon a twelve (12) month initial maintenance term.

          ii) RENEWAL MAINTENANCE TERM. For each AP Covered Application license, upon expiration of an initial term of maintenance as described in paragraph (i) of this Section 4(e) or a renewal term of maintenance as described in this paragraph (ii) of this Section 4(e), PSC's maintenance coverage for a twelve
               (12) month renewal term shall be subject to royalty equal to two and one-half percent (2.5%) of the original sales price charged by AP for the Symix portion of such Covered Applications. If AP increases the maintenance fee for any Covered Application after such Covered Application has been purchased by the customer, the annual maintenance royalty for such Covered Application described in this paragraph (ii) of this Section 4(e) will automatically be increased by the same percentage; provided, however, that in no event shall (a) the amount of any such maintenance royalty for the second maintenance term be less than the maintenance royalty for the initial maintenance term, and (b) the amount of any such annual maintenance royalty for the third maintenance term and any subsequent maintenance term be less than the royalty paid by AP for the previous maintenance term. The maintenance fee for renewal maintenance for AP customers who have allowed their maintenance to lapse is subject to the terms and conditions of PSC's then-current standard maintenance renewal policy and then-current pricing.

     f) UPDATES/UPGRADES OF THE COVERED APPLICATIONS. For each Selected PSC Product license purchased for an AP customer pursuant to Section 4(d) above, PSC shall be entitled to payment from AP when additional application and/or maintenance revenue is generated from such AP customer in connection with (i) the sale or license of additional Covered Applications or (ii) any applicable upgrade or update to the Covered Applications and/or the Selected PSC Products (including but not limited to revenue relating to the license of additional Covered Application modules, upgrades or updates to existing modules and increase in user count. PSC's portion of such revenue shall be based upon the then-current product royalty and maintenance royalty formulas in effect at the time of the applicable update, upgrade or license of additional Covered Applications. AP shall include information about any such PSC product and/or maintenance royalties in accordance with the reporting requirements of Section 7 herein.

5. The special pricing provisions set forth in this Amendment apply only to the Selected PSC Products distributed solely in conjunction with AP's Covered Applications for installation in North America, in accordance with the terms and conditions of this Amendment and the Agreement. In the event a new AP customer or existing AP customer desires to purchase a new PSC product license or upgrade an existing PSC product license for a PSC product not included in the definition of Selected PSC Products listed above or covered in Sections 8, 9 or 10 hereof, the PSC license and maintenance fees for such new PSC product license or upgrade shall be subject to PSC's then-current price list, terms, and conditions.

6. If AP elects to separate the fees charged by AP for PSC Products from the fees charged for the Symix portion of the Covered Applications when submitting proposals or invoicing AP's customers, AP (i) must show only the suggested list price for the application-specific versions of the PSC Products as calculated in accordance with the formula set forth on EXHIBIT E hereto, and (ii) must not discount the PSC Products more than the discount given by AP on the Symix portion of the Covered Applications. PSC may amend the suggested list prices for the application-specific version of the PSC Products from time to time by providing prior written notice to AP. The special pricing terms and conditions set forth in this Amendment shall not apply if AP discounts the bundled application software, together with the Selected PSC Products, at a percentage higher than the average discount applied to the total sale to its customers on any particular order. Under such circumstances, the PSC product licenses shall be subject to PSC's then-current price list.

7.   ORDERING AND PAYMENT PROCEDURES.

     a)   On a monthly basis, AP shall provide the following reports to PSC:

          i) COVERED APPLICATION(S) DEPLOYMENT REPORT. For each Covered Application(s) license granted by AP to an AP customer under the terms and conditions of this Amendment during the report period, AP shall provide PSC with the following information: the customer name, address, number of users, PSC serial number, AP's Net License Fee, PSC's Product Royalty calculated in accordance with Section 4(e) above.

          ii) INITIAL TWELVE (12) MONTH MAINTENANCE REPORT. For each Covered Application(s) license including Selected PSC Products to be covered under a twelve (12) month initial PSC maintenance term (provided such maintenance is made generally available by PSC to its customer base), AP shall provide the following information: the customer name, address, PSC serial number, AP's Net License Fee, maintenance start and end date, and PSC's Maintenance Royalty calculated in accordance with Section 4(0(i) above.

          iii) RENEWAL MAINTENANCE REPORT. For each Covered Application(s) license including Selected PSC Products to be covered under a twelve (12) month annual PSC renewal maintenance term (provided such maintenance is made generally available by PSC to its customer base), AP shall provide the following information: the customer name, address, PSC serial number, maintenance start and end date, and PSC's Maintenance Royalty calculated in accordance with Section 4(f)(ii) above.

          iv)  UPGRADES/UPDATES.   On a monthly basis, AP shall provide a report
               to PSC of any and all add-on modules, updates or upgrades occurring during the report period to AP customer licenses for Covered Applications and/or Selected PSC Products resulting in additional license and/or maintenance revenue to AP in accordance with the provisions of Section 4(f) above and shall include the following information with respect to each such update, add-on and/or upgrade: customer name; address; PSC serial number(s); description of the update, upgrade or add-on; PSC Product Royalty (if additional license revenue is generated from the update, add-on or upgrade); and PSC Maintenance Royalty (if additional maintenance revenue is generated from the update, add-on or upgrade).

          v) The required reports referenced in paragraphs (i), (ii), (iii), and (iv) above shall be received by PSC no later than the fifteenth (15) day of the month following the month in which the Covered Application(s) license is granted by AP or one of its authorized distributors. Payment in full for all of PSC's Product Royalties, Maintenance Royalties (initial and renewal), and update/upgrades owed to PSC for the prior month are due with these reports. Interest shall accrue on any delinquent amounts owed by AP for PSC products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

8. AP's existing customers who have purchased PROGRESS-Registered Trademark--based Symix applications which incorporate PROGRESS-Registered Trademark-Version 6 or an earlier PROGRESS-Registered Trademark- version ("Earlier PROGRESS-Registered Trademark- Versions") prior to the Effective Date of this Amendment, may upgrade from such applications to the Covered Applications if (i) AP pays to PSC for each such existing customer a one-time fee equal to One Hundred and Fifty Dollars ($150.00) per user based upon a user count that is equal to the total number of such customer's Symix users, (ii) AP pays to PSC an annual maintenance royalty for each such application equal to the greater of
     (a) two and one-half percent (2.5%) of the total current sales price charged by AP for such application, or (b) the current maintenance fee charged by PSC for such application, (iii) such existing Symix customer has paid all required maintenance fees on such products due prior to the date of such upgrade, and (iv) each such existing customer forfeits their rights under the machine-based license or unlimited license granted to such customer for the Earlier PROGRESS-Registered Trademark-Versions and the license to use such products shall be based upon number of users. If such Symix customers require any other PSC products other than those included with the Covered Applications, such products must be purchased at PSC's then current list price less Symix's standard AP discount.

9. AP's existing customers who have purchased PROGRESS-Registered Trademark--based Symix applications which incorporate
     PROGRESS-Registered Trademark-Version 7 or 8 will be covered under the percentage of application arrangement described in this Amendment and such customers will not be charged PSC's standard platform and upgrade fees for platform changes to such applications.

10. AP's customers who have purchased the Covered Applications will receive free of charge Updates (as such term is hereinafter defined) to the PSC Products included with Covered Applications provided that (a) the user count for such Covered Applications has not been increased, and (b) the customer has purchased maintenance services for the Covered Applications. For purposes of this Section 10, "Updates" shall mean new releases of PSC Products containing modifications or additions to the software that fixes bugs or provides minor functionality enhancements and does not change overall utility, functional capability or application of software.

11. Notwithstanding anything to the contrary set forth in Section 10.1 of the Agreement, (a) the term of the Agreement shall be extended so that the Agreement terminates on July 1, 1998 unless extended in writing by AP and PSC, and (b) the initial term of this Amendment shall commence on July 1, 1997 and shall continue for a period of one year from such date. Thereafter, the provisions of this Amendment shall continue in force subject to termination (a) automatically upon termination of the Agreement pursuant to Article 10 of the Agreement or (b) thirty (30) days after written notice of termination by either party. If in excess of ninety percent (90%) of the outstanding common stock of PSC is acquired by a third party software vendor during the initial term of this Amendment or any renewal term hereof, the term of this pricing arrangement shall be automatically extended for an additional two-year period from the next anniversary date hereof. In the event PSC terminates this Amendment in accordance with part (b) above, AP's distribution of all PSC products, including the Selected PSC Products described herein shall be subject to the standard terms and conditions of the Agreement (prior to this Amendment) and PSC's then-current pricing policies. Nothing in this
     Section 11 shall alter or modify PSC's right, pursuant to Section 10.2 of the Agreement, to terminate the Agreement and this Amendment at any time if AP fails to cure a material breach of its obligations within thirty (30) days of receipt of written notice from PSC.

12. Notwithstanding anything to the contrary set forth in Section 11.1 of the Agreement and except as set forth in Section 10 of this Amendment, the special pricing and distribution terms and conditions set forth in this Amendment may not be assigned by AP without the prior written consent of PSC, which shall not be unreasonably withheld.

13. It is the expectation of Symix and PSC that Symix will pay royalties to PSC for initial license, initial maintenance and upgrade fees of at least $1,920,000 in each one year period during the term of this Amendment beginning on July 1st of each year and ending on June 30th of the following year.

14. Except as modified herein, all provisions of the Agreement are hereby confirmed and in all respects this Amendment (including Exhibits A through E hereto) and the Agreement shall be read and construed together as if the provisions of this Amendment had been part of the Agreement. This Amendment completely supersedes any earlier Agreements between the parties. No other modifications or additions are made to the Agreement. Except as may be modified or amended by this Amendment, the terms and conditions of the Agreement shall remain in effect until termination of the Agreement.
     In the event of conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall govern.

IN WITNESS WHEREOF, this Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.


PROGRESS SOFTWARE CORPORATION           SYMIX COMPUTER SYSTEMS, INC.


By: /s/ Paul Maddaluno                  By: /s/ Lawrence DeLeon
    ---------------------------            ----------------------------

Name:  Paul Maddaluno                   Name: Lawrence DeLeon
      -------------------------              --------------------------

Title:  Director, N.A. Sales            Title:  CFO
        -----------------------                ------------------------

                                  EXHIBIT A



                            SELECTED PSC PRODUCTS

                      PROGRESS-Registered Trademark- 4GL

          PROGRESS-Registered Trademark- Enterprise Database Server

                                Query/Results

                              Client/Networking

                   PROGRESS-Registered Trademark- AppServer

                                EXHIBIT B

                     COVERED APPLICATIONS/PRICE SCHEDULE

                                   SyteLine


                               Data Collection

                                  Symix 4.0

     The Covered Applications will only include a single user 4GL license for each database server and a user count equal to the number of Symix SyteLine and Symix Data Collection sessions for Enterprise Database, Client Networking, PROGRESS-Registered Trademark- AppServer and Query/Results.



                      [Attach Current AP Price Schedule]
                             (Attachment omitted)

                                  EXHIBIT C

                        EXAMPLE ORDER AND CALCULATIONS

     If AP sells customer ABC company $130,000 in Covered Applications of which the sales price for the Symix portion of such Covered Applications is $100,000, AP would pay to PSC a royalty of $17,000 calculated as follows:



     a.   14.5% of the total sales price for the Symix portion
          of the Covered Applications for the initial product
          license                                                      $14,500

     b.   2.5% of the total sales price for PSC maintenance
          during the Initial Maintenance Term                            2,500
                                                                       -------
          TOTAL ROYALTY DUE PSC                                         $17,000

                                   EXHIBIT D


       [This page will be replaced by a copy of PSC's End-User Product License
                                   Agreement]

                                  EXHIBIT E

                FORMULA FOR CALCULATING SUGGESTED LIST PRICE


The suggested list price of the PSC Products included with any Covered Application shall be calculated as follows:

               $1,200 per user for the Enterprise Database Server, Client Networking, Query/RESULTS and PROGRESS-Registered Trademark-App Server and one 4GL Development System.